Exhibit 1.2

Execution Copy

KIMCO REALTY CORPORATION

(a Maryland corporation)

Common Stock

TERMS AGREEMENT

Dated:  December 8, 2009

To:

Kimco Realty Corporation

3333 New Hyde Park Road

New Hyde Park, New York 11042-0020

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

We understand that Kimco Realty Corporation, a Maryland corporation (the “Company”), proposes to issue and sell  25,000,000 shares of common stock, $.01 par value per share (the “Underwritten Securities”).  Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the respective number of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate number of Option Securities (as defined in the Underwriting Agreement referred to below), to the extent any are purchased, at the purchase price set forth below.

Underwriter	Number of Shares of Underwritten Securities
Deutsche Bank Securities Inc.	5,750,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,250,000
Citigroup Global Markets Inc.	4,250,000
Morgan Stanley & Co. Incorporated	1,500,000
RBC Capital Markets Corporation	1,500,000
Scotia Capital (USA), Inc.	1,500,000
Wells Fargo Securities, LLC	1,500,000
Barclays Capital Inc.	1,125,000
UBS Securities LLC	1,125,000
CIBC World Markets Corp.	500,000
Morgan Keegan & Company, Inc.	500,000
Piper Jaffray & Co.	500,000
RBS Securities Inc.	500,000
Stifel, Nicolaus & Company, Incorporated	500,000
Total	25,000,000

The Underwritten Securities shall have the following terms:

Title of Securities:  Common Stock, $.01 par value per share

Number of Shares:  25,000,000

Public offering price per share:  $12.50

Purchase price per share:  $12.03125; provided, however, the price per share of any Option Securities shall be reduced by an amount equal to any dividend or distribution declared by the Company and payable on the Initial Underwritten Securities, but not also payable on the Option Securities.

Black-out provisions:  The Company agrees with the Underwriters not to, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, during a period of 30 days from the date of the Prospectus Supplement, without the prior written consent of Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (other than pursuant to the Company’s participation and employee benefits plans and in connection with the acquisition or development of a property representing less than 3% of the Common Stock).

Number of Option Securities, if any, that may be purchased by the Underwriters: 3,750,000

Delayed Delivery Contracts:  Not authorized

Joint book-running managers:  Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc.

Joint lead managers:  Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC

Additional co-managers:  Barclays Capital Inc., UBS Securities LLC, CIBC World Markets Corp., Morgan Keegan & Company, Inc., Piper Jaffray & Co., RBS Securities Inc. and Stifel, Nicolaus & Company, Incorporated

Other material terms:  At the time this Terms Agreement is executed, the Underwriters shall have received a letter agreement from each officer of the Company listed on Schedule B hereto, substantially in the form attached hereto as Exhibit A.

Issuer General Free Writing Prospectus (including any Final Term Sheet) and/or other information conveyed orally by the Underwriters to purchasers of the shares of Common Stock at the Applicable Time:  See Schedule A hereto.

Applicable Time:  9:20 a.m. (New York City time) on December 8, 2009

Closing date and location:  December 11, 2009, 9:00 a.m. (New York City time); Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019

All of the provisions contained in the Underwriting Agreement attached as Annex A hereto are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein.  Terms defined in such document are used herein as therein defined.

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Please accept this offer no later than 12:00 P.M. (New York City time) on December 8, 2009 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

DEUTSCHE BANK SECURITIES INC.

By:  /s/ Jeremy Fox

Authorized Signatory

By:  /s/ Frank Windels

Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:  /s/ John Wieker

Authorized Signatory

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:  /s/ Jack Vissicchio

Authorized Signatory

Acting on Behalf of Themselves and as

Representatives of the other Underwriters

Accepted:

KIMCO REALTY CORPORATION

By:   /s/ Glenn G. Cohen

Name:  Glenn G. Cohen

Title:  Vice President and Treasurer

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SCHEDULE A

To Terms Agreement

SPECIFY EACH ISSUER GENERAL USE FREE WRITING PROSPECTUS OR OTHER INFORMATION CONVEYED ORALLY BY UNDERWRITERS TO PURCHASERS INCLUDED IN THE GENERAL DISCLOSURE PACKAGE

Issuer General use Free Writing Prospectus:

None

Information Conveyed Orally

Public offering price:  $12.50 per share

Sch. A-1

SCHEDULE B

To Terms Agreement

Officers Executing Letter Agreement

Attached as Exhibit A Hereto

Milton Cooper

David B. Henry

Michael V. Pappagallo

David R. Lukes

Glenn G. Cohen

Barbara M. Pooley

Sch. B-1

EXHIBIT A

To Terms Agreement

Form of Letter Agreement

December 8, 2009

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York  10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Re:

Kimco Realty Corporation - Restriction on Security Sales

Ladies and Gentlemen:

This letter is delivered to you pursuant to the Underwriting Agreement (the “Base Underwriting Agreement”), as supplemented by a Terms Agreement (the “Terms Agreement” and, together with the Base Underwriting Agreement, the “Underwriting Agreement”), each to be entered into by Kimco Realty Corporation, a Maryland corporation (the “Company”), and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”).  Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of shares of common stock, $0.01 par value per share, of the Company (the “Shares”), as described in and contemplated by the prospectus supplement dated as of the date hereof and the base prospectus dated April 24, 2009, related to the registration statement of the Company on Form S-3, File No. 333-158762 (the “Registration Statement”), as filed with the Securities and Exchange Commission on April 24, 2009 (the “Offering”).

The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer and current or future owner of shares, options, warrants, units or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws.  Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, pledge, loan, grant any option to purchase or otherwise dispose of, directly or indirectly (collectively, a “Disposition”), (a) any Company Securities, (b) any securities convertible into or exercisable or exchangeable for any Company Securities, or (c) any rights to purchase or otherwise acquire Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”) for a period commencing on the date hereof and ending 30 days after the date hereof, inclusive (the “Lock-Up Period”), without the prior written consent of the Representatives, or (ii) during the Lock-Up Period enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any Company Securities, whether any such aforementioned

Ex A-1

transaction is to be settled by delivery of the Company Securities, in cash or otherwise, nor will the undersigned publicly disclose the intention to make any such Disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives.  In addition, the undersigned agrees not to exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has, or may have hereafter, to require registration of Lock-Up Shares in connection with the Offering or to require the Company to register under the 1933 Act the undersigned’s Disposition of any of the Lock-Up Shares held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the 1933 Act, including under the Registration Statement, during the Lock-Up Period without the prior written consent of the Representatives.

For avoidance of doubt, any Company Securities received by the undersigned in the future, including upon the exercise of options granted to or held by the undersigned, will be deemed to be Lock-Up Shares subject to this letter agreement.

Notwithstanding the foregoing, during the Lock-Up Period (i) a transfer of Company Securities to an affiliate of the undersigned or an immediate family member or trust established for the benefit of any member of the undersigned’s immediate family may be made, provided the transferee agrees to be bound in writing by the terms of this letter agreement prior to such transfer, (ii) the undersigned may sell, pledge, contract to sell or pledge, or otherwise dispose of Company Securities or any securities convertible into or exchangeable or exercisable for Company Securities the proceeds of which are used solely to pay taxes due with respect to the vesting of any options or restricted stock of the Company held by the undersigned and (iii) the undersigned may sell, contract to sell or otherwise dispose of Company Securities that the undersigned receives upon the exercise of stock options granted by the Company.

It is understood that if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, you will release the undersigned from the obligations under this letter agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter agreement.  This letter agreement shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned.  Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature:

Print Name:

Ex A-2